                                  SCHEDULE 14A
                                  (RULE 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
    /X/    Preliminary Proxy Statement
    / /    Confidential, for Use of the Commission
           Only (as permitted by Rule 14a-6(e)(2))
    / /    Definitive Proxy Statement
    / /    Definitive Additional Materials
    / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Hawaiian Airlines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    / /   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
          Item 22(a)(2) of  Schedule 14A.
    / /   $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)   Total fee paid:

--------------------------------------------------------------------------------
    / /   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
    / /   Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

--------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3)  Filing Party:

--------------------------------------------------------------------------------
    (4)  Date Filed:

--------------------------------------------------------------------------------

                                                           PRELIMINARY COPIES

                               HAWAIIAN AIRLINES, INC.
                            3375 Koapaka Street, Suite G-350
                               Honolulu, Hawaii  96819

Dear Fellow Shareholder:

         On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1997 Annual Meeting of Shareholders of Hawaiian Airlines, Inc.

         The meeting will be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Thursday, May 22, 1997 at 10:00 a.m., Hawaii standard time. At the meeting, in addition to acting on the matters described in the attached Proxy Statement, we will report on the Company's activities during fiscal year 1996. There will also be an opportunity to discuss matters of interest to you as a shareholder.

         It is important that your shares be represented and voted at the Annual Meeting. Please sign and date the enclosed proxy card in the enclosed, self-addressed envelope. The proxy card should be returned even if you plan to attend the meeting in person. Returning your executed proxy card will not affect your right to attend the meeting and vote your shares in person. Accordingly, we urge you to take a moment now to sign, date and mail your proxy.

         If you will need special assistance at the Annual Meeting because of a disability, please contact Ms. Audrey Yuh, Investor Relations, Hawaiian Airlines, Inc., P.O. Box 30008, Honolulu, Hawaii 96820.

         Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend the Company's Annual Meeting. You may find additional information regarding Hawaiian Airlines at our website (www.hawaiianair.com).

         On behalf of the Board of Directors, thank you for your support and continued interest in Hawaiian Airlines.



       John W. Adams                      Paul J. Casey
       Chairman of the Board              President and Chief Executive Officer


Honolulu, Hawaii
April 22, 1997

                                                           PRELIMINARY COPIES


                               HAWAIIAN AIRLINES, INC.
                           3375 Koapaka Street, Suite G-350
                               Honolulu, Hawaii  96819
                           _______________________________

                              NOTICE OF ANNUAL MEETING
                                   OF SHAREHOLDERS

                               TO BE HELD May 22, 1997
                           _______________________________

TO THE SHAREHOLDERS OF HAWAIIAN AIRLINES, INC.:

         Notice is hereby given that the 1997 Annual Meeting of Shareholders of Hawaiian Airlines, Inc. (the "Company") will be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Thursday, May 22, 1997 at 10:00 a.m., Hawaii standard time, for the following purposes:

         1.   To elect eleven directors;

         2. To consider ratification of amendments to the Company's 1996 Stock Incentive Plan;

         3. To consider approval of the Company's 1996 Nonemployee Director Stock Option Plan; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Common Stock and Special Preferred Stock at the close of business on April 8, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                             By Order of the Board of Directors

                             Rae A. Capps
                             Vice President, General Counsel
                             and Corporate Secretary

Honolulu, Hawaii
April 22, 1997

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                  YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT
                       WHICH APPEARS ON THE FOLLOWING PAGES.

                                                           PRELIMINARY COPIES

                                HAWAIIAN AIRLINES, INC.
                           3375 Koapaka Street, Suite G-350
                               Honolulu, Hawaii  96819
                             ____________________________

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                                     May 22, 1997
                             ____________________________

         This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being mailed on or about April 22, 1997 in connection with the solicitation of proxies by the Board of Directors of Hawaiian Airlines, Inc., a Hawaii corporation ("Hawaiian Airlines" or the "Company"), for use at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room, on Thursday, May 22, 1997 at 10:00 a.m., Hawaii standard time, and at any adjournment or postponement thereof.

         The cost of soliciting proxies will be borne by the Company, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

                             VOTING RIGHTS AND PROCEDURES
VOTING STOCK

         The Board of Directors has set April 8, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record at the close of business on April 8, 1997 (the "Record Date") of Common Stock and of Series B Special Preferred Stock, Series C Special Preferred Stock, Series D Special Preferred Stock and Series E Special Preferred Stock (collectively the "Special Preferred Stock") are entitled to notice of and to vote as a single class at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 39,626,458 shares of Common Stock, four shares of Series B Special Preferred Stock, one share of Series C Special Preferred Stock, one share of Series D Special Preferred Stock and one share of Series E Special Preferred Stock were issued and outstanding and entitled to vote. Each outstanding share of Common Stock and Special Preferred Stock entitles the holder thereof to one vote.

VOTING BY PROXY

         A proxy card ("Proxy") for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing an instrument revoking it or a duly executed Proxy bearing a later date with the Corporate Secretary of the Company. It also may be revoked by attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a Proposal, the shares represented by the Proxy will be voted FOR such Proposal (and, in the case of Proposal 1, FOR the nominees for director identified in this Proxy Statement). It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. If, however, any other matters properly are presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

QUORUM AND VOTING REQUIREMENTS

         The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of Common Stock and Special Preferred Stock issued and outstanding as of the Record Date, counted as a single class, will constitute a quorum for transacting business. The election of each director requires the vote of the majority of the shares of Common Stock and Special Preferred Stock represented in person or by proxy at the Annual Meeting, voting as a single class. Approval of the amendments to the 1996 Stock Incentive Plan, as amended (the "1996 Stock Incentive Plan") and approval of the 1996 Nonemployee Director Stock Option Plan (the "1996 Nonemployee Director Plan") require the vote of the majority of shares of Common Stock and Special Preferred Stock issued and outstanding on the Record Date, voting as a single class. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. Except as otherwise stated herein, provided a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter is required to approve any vote.

                          GENERAL INFORMATION

CONTROL OF THE COMPANY

         Airline Investors Partnership, L.P. ("AIP") beneficially owns 18,181,818 shares of the Company's Common Stock and four shares of the Company's Series B Special Preferred Stock. As of April 8, 1997, AIP beneficially owned 43.6% of the Company's outstanding Common Stock on a fully diluted basis. Pursuant to the Company's Amended Bylaws (the "Bylaws"), AIP has the right to nominate six nominees for election to the Board of Directors so long as it is the holder of one or more shares of Series B Special Preferred Stock and at least 35% of the outstanding Common Stock on a fully diluted basis. AIP's right to nominate directors will be reduced to five so long as it retains 25% of such Common Stock, reduced to four so long as it retains 10% of such Common Stock, and reduced to three so long as it retains 5% of such Common Stock. Thereafter, AIP will not have the right to nominate any individuals to the Board unless it reacquires at least 5% of such Common Stock within 365 days. To the extent Board members are not required to be nominated by AIP because of the reductions in its stock holdings, such Board members are to be outside directors, defined as directors who are not employed by the Company and not affiliated with the Company's labor unions, AIP or American Airlines, Inc.

         Pursuant to the Bylaws and the collective bargaining agreements with its principal labor unions, each of the Association of Flight Attendants ("AFA"), the International Association of Machinists and Aerospace Workers (AFL-CIO) ("IAM") and the Air Line Pilots Association International ("ALPA") has the right to nominate one nominee for election to the Board so long as it is the holder of record of one share of the Series C, Series D and Series E Special Preferred Stock, respectively. Of the two remaining directors, one is required to be an outside director and one is required to be a senior management official of the Company. AIP has agreed with each of the labor unions that so long as the right to nominate one nominee for election to the Board is in the labor union's collective bargaining agreement, AIP will vote its shares in favor of such union's nominee for the Board of Directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, 11 directors are to be elected to serve until the next annual election and until his or her successor shall have been elected and shall qualify at the Company's 1998 Annual Meeting of Shareholders or until he or she shall resign or shall have been removed as provided in the Bylaws. Provided a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock and Special Preferred Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to elect each director nominee. Shareholders do not have the right to cumulate their votes in the election of directors. The Company has no reason to believe that any of those persons nominated will not be available to serve as a director. However, if such a situation should arise, the accompanying Proxy Card will be voted for the election of such other person as the Board of Directors may recommend.

         The Board of Directors has responsibility for establishing broad corporate policies for the overall performance of the Company, although it is not involved in day-to-day operations. The Company keeps members of the Board informed by providing them various reports and documents at meetings of the Board of Directors and its Committees and at other times during the year. Regular meetings of the Board of Directors are held six times per year and special meetings are held when required. In 1996, the Board of Directors held 13 meetings and otherwise acted by unanimous consent. During 1996, each director attended at least 75% of the total Board meetings which he or she was obligated to attend.

         Mr. Bruce R. Nobles resigned as President and Chief Executive Officer of the Company effective as of March 31, 1997. Mr. Paul J. Casey succeeded Mr. Nobles as President and Chief Executive Officer of the Company as of April 14, 1997. Mr. Casey has been nominated to serve on the Board of Directors, as discussed below.

NOMINEES FOR ELECTION AS DIRECTORS

         The Board of Directors has recommended and approved the nomination of the following 11 nominees for election as directors of the Company:

         John W. Adams, Paul J. Casey, Todd G. Cole, Richard F. Conway, Robert G. Coo, Carol A. Fukunaga, William Boyce Lum, Richard K. Matros, Reno F. Morella, Samson Poomaihealani and Edward Z. Safady.


         The nominees have a wide and valuable range of judgment and experience from such diverse fields as air transportation, banking, health care services, investment banking and law. Certain information about the nominees follows:

         JOHN W. ADAMS has been Chairman of the Board of Hawaiian Airlines since February 2, 1996. He has been the President of Smith Management Company, a New York based investment firm since 1984. He has been Chairman of the Board of Directors of Regency Health Services, Inc. since 1994. He is also Chairman of the Board of Servico, Inc. and Chairman of the Board and Chief Executive Officer of Harvard Industries, Inc. Mr. Adams is 53 and has been a director of Hawaiian Airlines since January 31, 1996. He is the Chairman of the Executive Committee. He was identified for nomination to the Board of Directors by AIP.

         PAUL J. CASEY has been President and Chief Executive Officer of Hawaiian Airlines since April 14, 1997. He was the President and Chief Executive Officer of the Hawaii Visitors and Convention Bureau from 1995 until March 1997. He was Managing Director - Asia/Pacific of the Thomas Cook Group during 1994. He was Vice President - International Division of Continental Airlines from 1991 until 1994, and Vice President - Asia/Pacific of Continental Airlines from 1985 until 1991. He also served as President and Chief Executive Officer of Continental Air Micronesia from 1987 until 1991. Mr. Casey also served from 1977 until 1984 in management positions throughout the Pacific for Pan American World

Airways. Mr. Casey is 51 and has been a director of Hawaiian Airlines since April 14, 1997. He is a member of the Executive Committee.

         TODD G. COLE was Chairman and Chief Executive Officer of CIT Financial Corporation from 1982 until his retirement in 1986. He has served as Managing Director of SH&E, Inc., a consulting firm specializing in aviation from 1992 until 1995, President and Chief Executive Officer of Frontier Airlines, Inc. D.I.P. from 1986 until 1990 and Vice Chairman of Eastern Airlines, Inc. D.I.P. from 1989 until 1991. He is Vice Chairman of CapMAC Holdings, Inc. and is a Director of Kaiser Ventures, Inc., NAC Re Corporation, Delta Insurance Corporation, Dillon Read Structured Finance Corporation and Arrow Air, Inc. Mr. Cole is 76 and has been a director of Hawaiian Airlines since 1994. He is a member of the Audit Committee.

         RICHARD F. CONWAY has been Vice President of Smith Management Company since 1994. He was Senior Vice President of Needham & Company, a New York based investment banking firm from 1992 until 1994. He is a director of Inland Resources, Inc. Mr. Conway is 43 and has been a director of Hawaiian Airlines since January 31, 1996. He is Chairman of the Nominating Committee and a member of the Compensation Committee. He was identified for nomination to the Board of Directors by AIP.

         ROBERT G. COO has been an independent financial consultant since 1995. He was Vice President and Chief Financial Officer of Pengo Industries, Inc., an investment holding company, from 1990 until 1995. He is a director of Regency Health Services, Inc. in Tustin, California. Mr. Coo is 55 and has been a director of Hawaiian Airlines since January 31, 1996. He is the Chairman of the Audit Committee and a member of the Nominating Committee. He was identified for nomination to the Board of Directors by AIP.

         CAROL A. FUKUNAGA has been a Hawaii State Senator since 1992. She was a Hawaii State Representative from 1978 until 1992. Ms. Fukunaga is 49 and has been a director of Hawaiian Airlines since 1991. She is a member of the Nominating Committee. She was identified for nomination to the Board of Directors by AFA.

         WILLIAM BOYCE LUM is a psychologist and an attorney. He has been on the faculty of and a training analyst with the Institute for Psychoanalysis and Psychotherapy of New Jersey since 1988. He has been Of Counsel with the law firm of Lum, Danzis, Drasco, Positan & Kleinberg in Roseland, New Jersey since 1981. He was a director of The Summit Bancorporation from 1981 until 1996. Mr. Lum is 58 and has been a director of Hawaiian Airlines since January 31, 1996. He is a member of the Executive Committee. He was identified for nomination to the Board of Directors by AIP.

         RICHARD K. MATROS has been Chief Executive Officer and President of Regency Health Care Services, Inc. since April 1994. He was Chief Executive Officer and President of Care Enterprises, Inc. from January 1994 until April 1994, at which time Care Enterprises, Inc. was merged into Regency Health Care Services, Inc. He was President and Chief Operating Officer of Care Enterprises, Inc. from 1991 until January 1994 and Executive Vice President of Operations of Care Enterprises, Inc., from 1988 until 1991. He has been President of the California Association of Health Facilities since 1995. Mr. Matros is 43 and has been a director of Hawaiian Airlines since January 31, 1996. He is the Chairman of the Compensation Committee and a member of the Executive Committee. He was identified for nomination to the Board of Directors by AIP.

         RENO F. MORELLA has been a pilot for Hawaiian Airlines since 1978. He is currently a Captain flying the DC-10 aircraft. He has been Chairman of the Hawaiian Master Executive Council of ALPA since 1994. He was the First Officer Category Representative for Council 102 of ALPA from 1993 until 1994.
 Mr. Morella is 48 and has been a director of Hawaiian Airlines since March 1, 1996. He is a member of the Executive Committee. He was identified for nomination to the Board of Directors by ALPA.

         SAMSON POOMAIHEALANI has been the Assistant General Chairman of the Airline Machinists District 141 of the IAM since 1987. He is a ramp serviceman for United Airlines, Inc. who has been on a leave of absence since 1987. Mr. Poomaihealani is 55 and has been a director of Hawaiian Airlines since 1990. He is a member of the Compensation Committee. He was identified for nomination to the Board of Directors by IAM.

         EDWARD Z. SAFADY has been a Vice-President of Smith Management Company since October 1995. He was President and Chief Executive Officer of Liberty National Bank in Austin, Texas from 1988 until 1995. He is currently involved in the acquisition of Life Savings Bank in Austin, Texas, where he will serve as Chairman of the Board and Chief Executive Officer. Mr. Safady is 39 and has been a director of Hawaiian Airlines since January 31, 1996.
He is Chairman of the Reengineering Task Force and a member of the Audit Committee. He was identified for nomination to the Board of Directors by AIP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF DIRECTOR NOMINEES SET FORTH ABOVE.

BOARD COMMITTEES

         The Board of Directors has Audit, Compensation, Executive and Nominating Committees. The Audit Committee, which since January 31, 1996 has been comprised of directors Mr. Robert G. Coo, Mr. Todd G. Cole and Mr. Edward Z. Safady, met four times during 1996. Prior to January 31, 1996, the Audit Committee was comprised of former director Mr. Jeffrey A. Brodsky, and current directors Mr. Todd G. Cole and Ms. Carol A. Fukunaga. That Audit Committee met once during 1996. The responsibilities of the Audit Committee include recommending to the Board the selection of the Company's independent auditor and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and internal control practices and policies, and the relationship between the Company and its independent auditors.

         The Compensation Committee, which since January 31, 1996 has been comprised of directors Mr. Richard K. Matros, Mr. Richard F. Conway and Mr. Samson Poomaihealani, met five times during 1996. Prior to January 31, 1996, the Compensation Committee was comprised of former directors Messrs. Martin Anderson and Clifton Kagawa and current director Mr. Cole. That Compensation Committee did not meet during 1996. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and the granting of discretionary bonuses.

         The Nominating Committee, since January 31, 1996, has been comprised of directors Mr. Richard Conway, Ms. Carol Fukunaga and Mr. William Lum. Prior to January 31, 1996, the Nominating Committee was comprised of former directors Mr. Anderson, Mr. Kagawa, Mr. Einar Olafsson and Mr. Bruce R. Nobles. Neither committee met during 1996. The responsibilities of the Nominating Committee include recommending to the Board of Directors candidates for election to directorships at annual meetings of shareholders. AIP, AFA, IAM and ALPA currently have the right under the Company's Bylaws to identify nine of the 11 nominees for directors. The Nominating Committee has not determined whether it will consider nominees recommended by security holders for the other two Board positions.

         The Executive Committee, since January 31, 1996, has been comprised of directors Mr. John W. Adams, Mr. Lum, Mr. Matros, Mr. Nobles and Mr. David
B. Urrea, subsequently replaced by Mr. Reno F. Morella in March 1996. Prior to January 31, 1996, the Executive Committee was comprised of former directors Messrs. Nobles, Anderson, Richard L. Humphreys, Kagawa and Olafsson. Neither committee met during 1996. The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings.

         During 1996, each director attended at least 75% of the total committee meetings which he or she was obligated to attend.

COMPENSATION OF DIRECTORS

         For their service as directors of the Company for fiscal year 1996, the outside directors were entitled to a $12,000 retainer fee, except for former director Mr. David B. Urrea and current director Mr. Morella, who, pursuant to their wishes, only accepted reimbursement for expenses incurred in attending meetings. Mr. Nobles, the Company's former President and Chief Executive Officer, did not receive any directors' fees in 1996. Certain fees owing to Directors for their services in 1994 were deferred until 1995. In December 1995, the Board of Directors decided to further defer the directors' fees earned in 1994 and 1995 until consummation of the investment in the Company by AIP in January 1996 (the "AIP Investment"). These deferred directors' fees were paid by March 1996.

         Nonemployee directors of the Company are also eligible to receive stock options under the terms of the 1996 Nonemployee Director Plan. At its discretion, the Board of Directors grants stock options to Nonemployee directors under the terms of such plan. In November 1996, the Board of Directors granted options to purchase 89,000 shares of Common Stock at an exercise price of $3.69 to certain Nonemployee Directors of the Company.

         Outside directors of the Company are entitled to receive a retainer fee of $12,000 per year, an attendance fee of $1,250 for each meeting of the Board of Directors attended (decreasing to $625 for each telephonic meeting after October 1996) and an attendance fee of $500 for each committee meeting attended. The Company provides travel to and from Board meetings, as well as one night hotel and ground transportation, as needed.

         In February 1997, in light of the services that John Adams as an executive officer and Chairman of the Board of Directors has been and is providing to Hawaiian Airlines, the Compensation Committee approved a salary of $200,000 for the 1997 calendar year.

                         SECURITIES OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information relating to the beneficial ownership, as of March 24, 1997, of the Company's voting stock of each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series B Special Preferred Stock, Series C Special Preferred Stock, Series D Special Preferred Stock and Series E Special Preferred Stock. This table also lists the beneficial ownership, as of March 24, 1997, of the Company's Common Stock by each of the directors, by each of the Named Executive Officers (see "Executive Compensation"), and by all directors and executive officers as a group.

           Name and Address                     Number of Shares(1)             Percent and Class of Stock
------------------------------------           --------------------       ------------------------------------

AIP General Partner, Inc.                          18,181,818(2)                  45.9% of Common Stock
   885 3rd Avenue
   34th Floor                                               4(2)            100% of Series B Special Preferred
   New York, New York 10022                                                                  Stock

Airline Investors Partnership, L.P.                18,181,818(2)                    45.9% of Common Stock
   885 3rd Avenue
   34th Floor                                               4(2)             100% of Series B Special Preferred
   New York, New York 10022                                                                   Stock

Association of Flight Attendants                            1                 100% of Series C Speical Preferred
   1625 Massachusetts Avenue, N.W.                                                             Stock
   Washington, DC 20036-2212
   Attn.: David Borer, Esq.

International Association of Machinists and                 1                 100% Series D Special Preferred
   Aerospace Workers                                                                          Stock
   P.O. Box 3141
   South San Francisco, California
   Attn.: Ken Thiede

Hawaiian Master Executive Council                           1                  100% of Series E Special Preferred
   c/o Airline Pilots Association                                                             Stock
   5959 West Century Boulevard, Suite 576
   Los Angeles, California 90045
   Attn.: Master Chairman, Hawaiian MEC

John W. Adams                                      18,237,643(2)                46.0% of Common Stock
                                                            4(2)              100% of Series B Special Preferred Stock
Paul J. Casey                                               0                           Common Stock
Todd G. Cole                                           14,000(3)                        Common Stock*
Richard F. Conway                                      40,500(3)                        Common Stock*
Robert G. Coo                                          14,765(3)                        Common Stock*
Carol A. Fukunaga                                       8,000(3)                        Common Stock*
William Boyce Lum                                     116,200(3)(4)                     Common Stock*
Richard K. Matros                                      16,118(3)                        Common Stock*
Reno F. Morella                                         4,266(5)(6)                     Common Stock*
Samson Poomaihealani                                    8,000(3)                        Common Stock*
Edward Z. Safady                                       26,000(3)                        Common Stock*
James H. Davis, Jr.                                    11,535(5)(7)                     Common Stock*
John L. Garibaldi                                      65,000(8)                        Common Stock*
Peter W. Jenkins                                       80,000(9)                        Common Stock*
Michael J. McQuay                                      51,000(10)                       Common Stock*
Bruce R. Nobles                                       454,356(5)(11)(12)            1.1% of Common Stock


           Name and Address                     Number of Shares(1)             Percent and Class of Stock
------------------------------------           --------------------       ------------------------------------
All directors and executive officers as a group
including those named above (23 persons)           19,450,516                  46.4% of Common Stock



(1) Each executive officer and director has sole voting and investment power with respect to the shares listed after his or her name except for shares issued to the Hawaiian Airlines, Inc. 401(k) Savings Plan (the "Savings Plan"), and the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (the "Pilots' Plan") or as otherwise indicated below. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where the percentage exceeds 1%) have been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shares of the Common Stock allocated to participants' accounts in the Savings Plan are voted by the Vanguard Group, Inc. (the "Savings Plan Trustee"), pursuant to written directions of the participants, on matters presented at meetings of shareholders; shares with respect to which no participant directions are received are voted according to the direction of the majority of number of shares for which the Savings Plan Trustee receives written directions; and unallocated shares are voted by fiduciaries designated by the Savings Plan. Shares of the Common Stock allocated to participants' accounts in the Pilots' Plan are voted by Vanguard Group, Inc. (the "Pilots' Plan Trustee"), pursuant to written directions of the participants on matters presented at meetings of shareholders; shares with respect to which no participant directions are received are voted according to the direction of the majority of number of shares for which the Pilots' Plan Trustee received written directions; and unallocated shares are voted by fiduciaries designated under the Pilots' Plan.

(2) The shares reported as owned by Airline Investors Partnership, L.P., of which AIP General Partner, Inc. is its general partner and John W. Adams is AIP General Partner, Inc.'s sole shareholder, include the shares reported as beneficially owned by AIP General Partner, Inc. and John W. Adams. According to their Schedule 13D dated January 31, 1996, Airline Investors Partnership, L.P., AIP General Partner, Inc. and John W. Adams exercise sole voting and dispositive power with respect to all 18,181,818 shares of Common Stock and all four shares of Series B Special Preferred Stock. The shares reported as owned by Mr. Adams include options to purchase 25,000 shares granted on November 1, 1996 under the Company's 1996 Nonemployee Director Plan which options will be fully vested and exercisable on May 1, 1997.

(3) Includes options to purchase 8,000 shares of common stock under the Nonemployee Director Plan which options will be fully vested and exercisable on May 1, 1997.

(4)   Includes 8,200 shares beneficially owned by Mr. Lum's wife.

(5) An investment in the Pilots' Plan or Savings Plan using a unit value accounting method, similar to a mutual fund. To determine the equivalent number of whole shares represented by the fund units, the market value of the shareholder's balance in the Pilots' Plan or Savings Plan was divided by the share price of Company's Common Stock.

(6)   Consists entirely of Mr. Morella's account in the Pilots' Plan.

(7) Consists entirely of 7,500 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan in connection with the Rights Offering; and 4,035 shares issued to the Savings Plan.

(8) Consists entirely of fully vested and exercisable options to purchase 7,500 shares of Common Stock granted on May 1, 1996 under the 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan"), and expiring on May 1, 2006; and 57,500 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan in connection with the Rights Offering.

(9) Consists entirely of fully vested and exercisable options to purchase 40,000 shares of Common Stock granted on February 2, 1995 under the 1994 Stock Option Plan and expiring ten years from the date of grant; and 40,000 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan in connection with the Rights Offering.

(10) Includes 50,000 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan in connection with the Rights Offering.

(11) Includes fully vested and exercisable options to purchase 150,000 shares of Common Stock granted on February 2, 1995 under the 1994 Stock Option Plan and expiring ten years from the date of grant. Mr. Nobles transferred options to purchase 150,000 shares of Common Stock to his former wife as part of their final divorce decree in 1997. Mr. Nobles resigned as President and Chief Executive Officer of the Company effective as of March 31, 1997. Also includes 300,000 shares of Common Stock acquired pursuant to the exercise of options granted under the 1996 Stock Incentive Plan in connection with the Rights Offering, and 4,356 shares issued to the Savings Plan.

(12) The number of shares reported includes the equivalent number of shares held by certain directors and officers through the Pilots' Plan and the Savings Plan.

  *   Less than 1%

             OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS


         All officers are appointed annually by the Board of Directors at the Board of Directors' first meeting after the annual meeting of the shareholders at which the Board of Directors is elected. No executive officer or director of the Company bears any relationship by blood, marriage or adoption to any other executive officer or director, except for Mr. Adams and Mr. Coo who are related through marriage.

         There were 485,000 shares of Common Stock issued to certain company officers in exchange for secured recourse promissory notes during fiscal 1996. These notes bear interest at the prime rate as reported in THE WALL STREET JOURNAL.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         The Company entered into a rolling 18 month employment contract with Executive Vice President and Chief Financial Officer John L. Garibaldi, effective as of May 1, 1996, the date he joined the Company. The Company entered into a similar employment contract with Executive Vice President and Chief Operating Officer Michael J. McQuay, effective as of June 15, 1996, the date he joined the Company. Each contract provides for an annual base salary of $230,000 and a signing bonus of $30,000. The employment contracts also provide for additional benefits including: i) long-term disability insurance providing for disability payments of $11,000 per month to age 65; and ii) options to purchase 100,000 shares of common stock under the 1996 Stock Incentive Plan. In addition to other standard termination provisions, the employment contracts are terminable by Mr. Garibaldi and Mr. McQuay within 90 days after the occurrence of a change of control of the Company in which a majority of the directors of the Company fail to constitute a majority of the board of directors of the surviving company.

         The Company entered into a Separation Agreement in complete settlement and release of all claims with former President and Chief Executive Officer Bruce R. Nobles, effective as of March 31, 1997. The Separation Agreement, approved by the Board of Directors, provides for the payment to Mr. Nobles of $489,470 in equal semi-monthly payments beginning on April 1, 1997, continuing through September 30, 1998, and also provides for additional benefits, including medical, dental, insurance and travel benefits. The Separation Agreement also provides an absolute bar to any and all claims of either the Company or Mr. Nobles related to his employment.
Mr. Nobles' employment with Hawaiian ended as of March  31, 1997.

         The Company entered into a rolling 18 month employment contract with President and Chief Executive Officer Paul J. Casey, effective as of April 14, 1997. The rolling 18 month term extends to a rolling 24 month term upon the earlier of April 14, 1999 or a merger or change in control of the Company. The contract provides for an annual base salary of $300,000, a signing bonus of $70,000 and, when implemented, a performance bonus based on the Company's actual performance compared to the Company's business plan(s). The employment contract also provides for additional benefits including (i) long term disability insurance and (ii) options to purchase 150,000 shares of common stock under the 1996 Stock Incentive Plan. In addition to other standard termination provisions, the employment contract is terminable by Mr. Casey within 90 days after the occurrence of a change of control of the Company in which a majority of the directors of the Company fail to constitute a majority of the board of directors of the surviving company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the Company initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon the information supplied to it by such persons, the Company is required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To the knowledge of the Company, based upon a review of the Section 16(a) reports furnished to the Company and the written representations of officers and directors, all these filing requirements were satisfied by the Company's directors and executive officers with respect to 1996.

CERTAIN TRANSACTIONS

         In connection with the Company's Rights Offering to its shareholders in September 1996 (the "Rights Offering"), the Company granted options to certain persons who held options under the Company's 1994 Stock Option Plan and to the Company's Chief Operating Officer. These new options had substantially the same terms as the rights issued to shareholders in the Rights Offering, thereby enabling the option holders to participate in the Rights Offering on the same basis as the shareholders. Under the terms of these new options, certain executive officers of the Company exercised the options and paid the Company the exercise price of the options in the form of a secured recourse promissory note (the "Note"). Each executive officer also pledged his shares to the Company as security for the Note. Each Note, including accrued interest, is due and payable on the earlier of the date the executive officer sells or disposes of the shares or between February 2005 and August 2006, depending upon the date of grant of the underlying options. Interest accrues on the Note at a variable rate equal to the PRIME RATE as reported in THE WALL STREET JOURNAL. As of March 15, 1997, the following executive officers are indebted to the Company in the following amounts (and such amounts also represent the largest aggregate amount of indebtedness outstanding at any time since September 1996): Bruce R. Nobles, $1,003,087.50 plus interest; James H. Davis, Jr., $25,077.19 plus interest; John L. Garibaldi, $192,258.44 plus interest; Michael J. McQuay, $167,181.25 plus interest; and Peter W. Jenkins, $133,745.00 plus interest.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the "Committee") is charged with making salary recommendations to the full Board of Directors for Company executive officers at the Vice President level and higher along with recommendations for bonuses, deferred compensation and stock option plans. The Committee grants awards under and administers the 1994 Stock Option Plan and the 1996 Stock Incentive Plan.

         The Committee reviewed the levels of executive officer compensation for 1995, and did not believe salary raises were warranted in 1996 for any of the executive officers. The Committee did not believe the Company had significantly improved its performance in such a way during 1995 as to merit 1996 salary increases for its executive officers.

         In hiring Messrs. Garibaldi and McQuay, Mr. Nobles recommended to the Committee that their salaries should be set at $230,000, for their services as Executive Vice Presidents. The Committee approved these salaries for Messrs. Garibaldi and McQuay because it believed that these key executive officers were important to the Company's daily operation and such salaries were comparable to other executive vice president salaries at other airlines in the Company's peer group, which consists of other airlines similar in size to the Company (see "Performance Graph" below).

                        THE 1996 COMPENSATION COMMITTEE

                               Richard F. Conway
                               Richard K. Matros
                              Samson Poomaihealani


The above report of the Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

                             EXECUTIVE COMPENSATION


       The following Summary Compensation Table sets forth certain information regarding compensation paid for the last three fiscal years to the Company's Chief Executive Officer and its four other most highly compensated executive officers ("Named Executive Officers") whose salary and bonus exceeded $100,000 in the 1996 fiscal year.

                            SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                                             Compensation
                                           Annual Compensation                  Awards
                                 ------------------------------------------  ------------
                                                              Other Annual    Securities
                                      Salary         Bonus    Compensation    Underlying
 Name and Principal        Year        ($)            ($)         ($)           Options
--------------------       ----        -------       -------   ------------   ----------
Bruce R. Nobles (1)        1996        295,000           --      41,221(2)     300,000(3)
President and Chief        1995        295,000           --      41,200(2)     300,000(4)
Executive Officer          1994        199,166       50,000      43,749(2)          --

John L. Garibaldi          1996        145,492(5)    30,000            (6)     165,000(7)(8)
Executive Vice President   1995           --             --          --             --
and Chief Financial        1994           --             --          --             --
Officer

Michael J. McQuay          1996        124,583(5)    30,000            (6)     150,000(7)(9)
Executive Vice President-  1995             --           --             --          --
Finance and Chief          1994             --           --             --          --
Operating Officer

Peter W. Jenkins           1996        180,000           --            (6)      40,000(3)
Senior Vice President-     1995        177,500           --            (6)      40,000(4)
Marketing and Sales        1994         72,170(5)     5,000            (6)             --

James H. Davis, Jr.        1996        120,000           --        1,341         7,500(3)
Vice President-            1995         85,000(5)        --          782         7,500
Flight Operations          1994            --            --           --            --


--------------------

(1) Mr. Nobles resigned as President and Chief Executive Officer of the Company effective as of March 31, 1997.

(2) Includes a housing allowance of $36,000 in 1996, 1995, and 1994 and certain Company related business expenses.

(3) In connection with the Rights Offering, these options have been exercised by each of the Named Executive Officers, but are being held by the Company as collateral for payment of promissory notes. They were granted on August 13, 1996 pursuant to the 1996 Stock Incentive Plan. See "1996 Stock Incentive Plan" below.

(4) The options are fully vested and exercisable. They were granted pursuant to the 1994 Stock Option Plan. See "1994 Employee Stock Option Plan" below. Mr. Nobles transferred options to purchase 150,000 shares of Common Stock to his former wife as a part of their final divorce decree in 1997.

(5) These salaries represent the actual amounts paid to the Named Executive Officer as the Named Executive Officer was not employed by the Company for the entire calendar year. Mr. Jenkins reported compensation is for the period beginning May 9, 1994 through December 31, 1994. Mr. Garibaldi's reported compensation is for the period beginning May 1, 1996 through December 31,

     1996. Mr. McQuay's reported compensation is for the period beginning June 15, 1996 through December 31, 1996. Mr. Davis' reported compensation is for the period beginning April 1, 1995 through December 31, 1995.

(6) The Company provides various perquisites to its executives which are not disclosed in accordance with SEC regulations because the value of such perquisites is less than 10% of the Named Executive Officer's total salary and bonus.

(7) The Company granted options to purchase 100,000 of these shares of Common Stock on August 12, 1996 to each of the Named Executive Officers, but are neither vested nor exercisable. The exercise price of these options is $3.5625 per share. On each of August 12, 1997, 1998 and 1999, options to purchase 28,000 shares vest, and on August 12, 2000, options to purchase 16,000 shares vest. On each of August 12, 2001, 2002 and 2003, options to purchase 28,000 shares expire, and on August 12, 2004, options to purchase 16,000 shares expire.

(8) In connection with the Rights Offering, Mr. Garibaldi exercised options to purchase 57,500 of these shares which are being held by the Company as collateral for his payment of a promissory note. See "1996 Stock Incentive Plan" below.

(9) In connection with the Rights Offering, Mr. McQuay exercised options to purchase 50,000 of these shares which are being held by the Company as collateral for his payment of a promissory note. See "1996 Stock Incentive Plan" below.

         In September 1993, the Company, HAL, INC. and West Maui Airport, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. At the time or within two years before the time of the Chapter 11 filing, the present executive officers of the Company except Messrs. Casey, Garibaldi, McQuay, Jenkins, Taniguchi, Davis, Davies and Conroy were executive officers of the Company, HAL, INC. and/or West Maui Airport, Inc. and Mr. Poomaihealani and Ms. Fukunaga were directors of the Company, HAL, INC. and/or West Maui Airport, Inc.

1994 EMPLOYEE STOCK OPTION PLAN

         The 1994 Stock Option Plan provides for issuance of options to officers and key employees of the Company, with the terms of such options and the recipients of such options to be determined by the Compensation Committee. In February 1995, the Compensation Committee of the Board of Directors approved a form of nonqualified stock option agreement and granted options under such agreements covering substantially all of the 600,000 shares reserved for issuance under the plan. The Compensation Committee established the exercise price of the options granted as equal to 25% of the average of the closing prices of the Common Stock as reported on the American Stock Exchange (the "AMEX") for the ten consecutive days of trading beginning on June 26, 1995. The initial distribution of Common Stock occurred on June 19, 1995. Trading during the succeeding days was so volatile that the AMEX suspended trading on June 23, 1995. Trading was resumed on June 26, 1995. The application of the aforementioned formula resulted in an option exercise price of $1.62 per share. At the 1995 Annual Meeting of Shareholders, the shareholders ratified the prior approval of the 1994 Stock Option Plan. The Company has registered these 600,000 shares of Common Stock with the SEC.

1996 STOCK INCENTIVE PLAN

         The 1996 Stock Incentive Plan, approved by the Board of Directors in May 1996 and the shareholders in June 1996, provides for issuance of options to officers and key employees of the Company, with the terms of such options and the recipients of such options to be determined by the Compensation Committee. In July 1996, the Board of Directors granted 600,000 of the 2,000,000 options reserved for issuance under the plan to persons who held options under the 1994 Stock Option Plan and to the Company's Chief Operating Officer. The Board of Directors established the exercise price of the options granted as $3.25, the price set for shares under the Rights Offering. At the Annual Meeting, the shareholders will vote to ratify two amendments to the 1996 Stock Incentive Plan. See - "Proposal 2 - Ratification of Amendments to the 1996 Stock Incentive Plan." The Company has registered these 2,000,000 shares of Common Stock with the SEC.

1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         The 1996 Nonemployee Director Plan provides for issuance of options to nonemployee directors of the Company, with the terms of such options and the recipients of such options to be determined by the Compensation Committee. In November 1996, the Compensation Committee of the Board of Directors approved a form of nonqualified Stock Option Agreement and granted options under such agreement covering 89,000 of the 500,000 shares reserved for issuance under the plan. The Compensation Committee established the exercise price of the options granted at $3.69, the fair market value of the shares trading on the AMEX on November 1, 1996. At the Meeting, the shareholders will vote to approve the 1996 Nonemployee Director Plan. The Company intends to register these 500,000 shares of Common Stock with the SEC.

         The following table sets forth the option grants pursuant to the 1996 Stock Incentive Plan and the 1994 Stock Option Plan to the Named Executive Officers in fiscal year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants


                    Number of    % of Total                               |   Potential Realizable Value
                    Securities     Options                                |    at Assumed Annual Rates
                    Underlying    Granted to    Exercise                  |  of Stock Price Appreciation
                     Options      Employees     or Base                   |       for Option Term(4)
                     Granted       in Fiscal     Price       Expiration   |    -------------------------
    Name              (#)(1)         Year        ($/sh)         Date      |       5%($)           10%($)
----------------     ---------   -----------   ----------    -----------  |   -------------   ----------

Bruce R. Nobles       300,000           37.5           3.25       10/2/96(2)             0             0

John L. Garibaldi     100,000                        3.5625    8/12/01-04(3)        89,800       245,300
                       57,500                          3.25       10/2/96(2)             0             0
                        7,500           20.6           1.62        5/1/06           27,400        50,800

Michael J. McQuay     100,000                        3.5625    8/12/01-04(3)        89,800       245,300
                       50,000           18.8           3.25       10/2/96(2)             0             0

Peter W. Jenkins       40,000            5.0           3.25       10/2/96(2)             0             0

James H. Davis, Jr.     7,500            0.9           3.25       10/2/96(2)             0             0

_______________

(1) The options are exercisable pursuant to the terms of the 1996 Stock Incentive Plan, except for 7,500 options issued to Mr. Garibaldi that are exercisable under the terms of the 1994 Stock Option Plan. The 1996 Stock Incentive Plan provides for the use of option shares to meet an employee's required tax withholding.

(2) In connection with the Rights Offering, all of these options were exercised by the Named Executive Officers prior to their expiration date.

(3) Of these 100,000 shares, 28,000 options vest on August 12, 1997, August 12, 1998, and August 12, 1999 and expire on August 12, 2001, August 12, 2002, August 12, 2003, respectively, and 16,000 options vest on August 12, 2000 and expire on August 12, 2004.

(4) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% and 10% levels or at any other defined level.

         The following table sets forth the (i) aggregated option exercises in the last fiscal year and (ii) fiscal year-end option value for each of the Named Executive Officers in 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ("FY"), AND FY-END OPTION VALUE


                                                   Number of Securities        Value of Unexercised in-the-
                      Shares                      Underlying Unexercised              Money Options at
                    Acquired on     Value          Options at FY-End (#)                 FY-End ($)
                      Exercise     Realized    -------------------------------  -----------------------------
     Name              (#)(1)         ($)(2)      Exercisable   Unexercisable   Exercisable   Unexercisable
------------------  -----------    ----------     -----------   -------------  ------------   --------------
Bruce R. Nobles       300,000         18,750        150,000              0     253,875(3)            0
John L. Garibaldi      57,500          3,594          7,500        100,000      12,694(3)            0
Michael J. McQuay      50,000          3,125              0        100,000           0               0
Peter W. Jenkins       40,000          2,500         40,000              0      67,700(3)            0
James H. Davis, Jr.     7,500            469              0              0           0               0


_________________

(1) These options were exercised by the Named Executive Officers in connection with the Rights Offering at the exercise price of $3.25 per share.

(2) Based on the market value of the Common Stock of $3.3125 on the close of business on December 31, 1996, less the exercise price of $3.25.

(3) Based on the market value of the Common Stock of $3.3125 on the close of business on December 31, 1996, less the exercise price of $1.62. These options have not been exercised.

RETIREMENT PLAN FOR PILOTS OF HAWAIIAN AIRLINES, INC.

         The Retirement Plan for Pilots of Hawaiian Airlines, Inc. (the "Pilots Plan") covers officers of the Company who are employed as Pilots, as defined in the Pilots' Basic Agreement.

         Benefits paid under the Pilots' Plan are primarily determined by the number of years the employee participated in the Pilots' Plan up to a maximum of 30 years, and the employee's average compensation for the three consecutive calendar years out of the last 10 years prior to retirement that results in the highest average. For purposes of the Pilots' Plan, compensation includes W-2 earnings.

         The following table shows the annual amounts payable in the form of a 50% Joint and Survivor Annuity commencing at age 60 (the normal retirement age under the Pilots' Plan), under the current provisions of the Pilots' Plan, based on assumed earnings for various years of credited service, as indicated. The benefits shown in the table are not subject to a deduction for Social Security payments or other offset amounts.



   Assumed Average
 Annual Earnings for
    Highest Three                                Years of Credited Service
Consecutive Calendar   -----------------------------------------------------------------------
      Years               15             20              25            30               35
--------------------    --------      ---------        -------        -------        ---------

 $25,000                  $9,000        $12,000        $15,000        $16,250        $16,250
 $50,000                 $18,000        $24,000        $30,000        $32,500        $32,500
 $75,000                 $27,000        $36,000        $45,000        $48,750        $48,750
$100,000                 $36,000        $48,000        $60,000        $65,000        $65,000
$125,000                 $45,000        $60,000        $75,000        $81,250        $81,250
$150,000                 $54,000        $72,000        $90,000        $97,500        $97,500
$160,000(1)              $57,600        $76,800        $96,000       $104,000       $104,000

_________________

(1) Pursuant to Section 401 of the Internal Revenue Code, effective January 1, 1997, no more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of compensation may be taken into consideration in calculating benefits payable under the Pilots' Plan.

         The years of credited service as of December 31, 1996 and the 1996 calendar year compensation covered by the Pilots' Plan for Capt. Davis are
23.25 years and $120,000. No other Named Executive Officers are eligible to participate under the Pilots' Plan.

INDEMNITY AGREEMENTS AND INDEMNIFICATION TRUST AGREEMENT

         At the 1995 Annual Meeting of Shareholders, the shareholders approved and authorized the Company to enter into Indemnity Agreements and an Indemnification Trust Agreement benefiting the Company's directors and certain of its officers. The Indemnification Trust Agreement sets forth the terms of a trust fund created by the Company to fund the Company's obligations for indemnification pursuant to the Indemnification Agreements. Prior to the AIP Investment, the Board of Directors of the Company determined that the Indemnification Trust Agreement was no longer necessary for indemnification purposes. As a result, as of January 30, 1996, the Indemnification Trust Agreement was terminated.

STOCK PERFORMANCE GRAPH

         The following graph compares cumulative total return of the Company, the S&P 500 Index and the Company's selected Peer Issuer Index from June 21, 1995, the first day of trading of the Common Stock on the AMEX, to December 31, 1996. The Peer Issuers the Company selected consist of Alaska Airgroup Inc., America West Holding Corporation, Amtran, Inc., Atlantic Coast Airlines, Inc., ASA Holdings Inc., Comair Holdings Inc., Great Lakes Aviation Ltd., Mesa Air Group, Inc., Reno Air Inc., Southwest Airlines and Valujet Inc. The S&P 500 Index and the Company's selected Peer Issuer Index for the month of June have been prorated to arrive at the beginning index used in this graph. The comparison assumes $100 was invested on June 21, 1995 in the Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

                                           6/21/95 to 12/29/95       6/21/96 TO 12/31/96
COMPANY & INDEX NAME       BASE PERIOD            RETURN                   RETURN
---------------------      -----------      -----------------        -------------------
Hawaiian Airlines, Inc.         100                61.68                      90.04
S&P 500 Index                   100               114.61                     140.92
Peer Group                      100               103.62                      90.80



         The stock performance depicted in the graph above is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

                                     PROPOSAL 2

                RATIFICATION OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

         The Board of Directors recommends for shareholder ratification two amendments to the 1996 Stock Incentive Plan, which was originally approved by the shareholders at the 1996 Annual Meeting of Shareholders. The two amendments reflect (i) an increase in the number of shares of Common Stock that may be granted to an individual under the Stock Plan in any 12-month period from 200,000 to 300,000 (Section 3(e) of the 1996 Stock Incentive
Plan) and (ii) the inclusion of a former employee as a recipient of options under the Stock Plan (Section 2 of the 1996 Stock incentive Plan). The Board of Directors has approved the two amendments to the 1996 Stock Incentive Plan.

         The complete text of the 1996 Stock Incentive Plan is attached as Appendix A to this Proxy Statement. The following description of the two amendments of the 1996 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

         Prior to the amendments, the maximum number of shares of Common Stock with respect to which options could be issued to any single person during any 12-month period was 200,000 (subject to adjustments to prevent dilution). In connection with the Company's Rights Offering to its shareholders in September 1996, the Company granted 485,000 options under the 1996 Stock Incentive Plan to persons who held options under the Company's 1994 Stock Option Plan. The Company granted the same number of options to such persons as they held under the 1994 Stock Option Plan. These new options had substantially the same terms as the rights issued to shareholders in the Rights Offering, thereby enabling the option holders to participate in the Rights Offering on the same basis as the shareholders. The first amendment, which increased the maximum number of options that can be issued to a single person during any 12-month period from 200,000 to 300,000, was necessary to permit the issuance of 300,000 options to Mr. Bruce R. Nobles (the then-Chief Executive Officer of the Company) to correspond to the 300,000 options he then held under the 1994 Stock Option Plan. The second amendment was necessary for Mr. David Davies, who had been Senior Vice President and Chief Financial Officer of the Company but who was no longer an employee of the Company at the time of the Rights Offering, to receive options to correspond to options he then held under the 1994 Stock Option Plan. The Board of Directors approved the amendments to the 1996 Stock Incentive Plan and now seeks shareholder ratification of the amendments.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL 2.

                                    PROPOSAL 3

              APPROVAL OF 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         Recently, shareholders and others have turned their attention to director compensation at publicly held U.S. companies. One example is reflected in the Report of the NACD Blue Ribbon Commission on Director Compensation (the "NACD Report"). The commissioners in the NACD Report made clear their desire to see greater economic alignment between a company's independent directors and its shareholders. In order to encourage ownership in the Company by directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as directors, and to provide those individuals with an incentive to continue to work for the best interests of the Company and its shareholders, on November 1, 1996, the Company's Board of Directors adopted the 1996 Nonemployee Director Plan, which, under Hawaii state law, is subject to approval by the shareholders at the Annual Meeting.

         The complete text of the 1996 Nonemployee Director Plan is attached as Appendix B to this Proxy Statement. The following summary of the 1996 Nonemployee Director Plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

         The 1996 Nonemployee Director Plan provides for the issuance of options to purchase shares of the Company's Common Stock to nonemployee directors of the Company (the "Nonemployee Directors"). Participation in the Plan is limited to Nonemployee Directors.

         The aggregate number of shares that may be issued upon the exercise of options granted under the 1996 Nonemployee Director Plan is 500,000 shares of Common Stock (subject to adjustment for anti-dilution purposes). The 1996 Nonemployee Director Plan is administered by the Board. In its discretion, the Board determines the number of options to grant to any Nonemployee Director. All options are to be granted at the fair market value of the Common Stock on the date the option is granted.

         Options granted under the 1996 Nonemployee Director Plan generally may not be transferred by the recipient in any manner other than by will or by the laws of descent and distribution. During the Nonemployee Director's lifetime, options granted to him or her shall be exercisable only by the Nonemployee Director or his or her guardian or legal representative and after the Nonemployee Director's death, only by the person or entity entitled to do so under the Nonemployee Director's last will and testament or applicable intestate law.

         Payment due to the Company upon the exercise of an option may be made in cash or in shares of stock, or a combination thereof.

         Subject to the provisions of the 1996 Nonemployee Director Plan, the Board is authorized to do all things necessary or desirable in connection with the administration of the 1996 Nonemployee Director Plan. The Board may amend or terminate the 1996 Nonemployee Director Plan at any time; provided that the amendment does not deprive the Nonemployee Director who received any option under the 1996 Nonemployee Director Plan, without the consent of the Nonemployee Director, of any of his or her rights under the 1996 Nonemployee Director Plan. The Nonemployee Director has no rights as a shareholder until the option has been exercised to purchase shares of Common Stock in accordance with the 1996 Nonemployee Director Plan. The 1996 Nonemployee Director Plan expires on November 1, 2006.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL 3.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG Peat Marwick LLP was the Company's independent auditor during 1996. The appointment of the independent auditor is approved annually by the Board of Directors, based in part on the recommendation of the Audit Committee. In making its recommendation to appoint KPMG Peat Marwick LLP as the Company's independent auditor for 1996, the Audit Committee reviewed both the audit scope and estimated audit fees for the proposed 1996 audit. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to questions from shareholders.

                           SUBMISSION OF SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's 1998 proxy material under SEC regulations, a shareholder proposal to be considered for presentation at the 1998 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company at its principal offices at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819 on or before February 5, 1998.

                                        ANNUAL REPORT

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996. The Annual Report, which contains financial and other information regarding the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                          MISCELLANEOUS

         Except for the matters referred to in the accompanying Notice of Annual Meeting, the Board of Directors does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the Annual Meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting or any postponements or adjournments thereof, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the Proxy Holders.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN YOUR PROXY PROMPTLY. PROXY CARDS SHOULD BE RETURNED BY MAIL IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               RAE A. CAPPS
                               VICE PRESIDENT, GENERAL COUNSEL
                               AND CORPORATE SECRETARY

Honolulu, Hawaii
April 22, 1997

                                    APPENDIX A

                                HAWAIIAN AIRLINES, INC.
                        1996 STOCK INCENTIVE PLAN, AS AMENDED

         SECTION 1. PURPOSE OF PLAN. The purpose of this 1996 Stock Incentive Plan, as amended (this "Plan") of Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company.

         SECTION 2. PERSONS ELIGIBLE UNDER PLAN. Any person, including any director of the Company, who is an employee of the Company (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. In addition, C.J. David Davies shall be eligible to be considered for the grant of Awards hereunder.

         SECTION 3.  AWARDS.

         (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." If the Company's Amended and Restated Articles of Incorporation are amended to eliminate the Company's Class B Common Stock and designate the Class A Common Stock as "Common Stock," following such amendment all references herein to Class A Common Stock shall be deemed to refer to Common Stock.

         (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

         (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

         (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

                (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                        (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

                          (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                   (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

              (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of all or substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

             (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under
         Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

         (e) Notwithstanding any other provision of this Plan, no Employee shall to be granted options for in excess of 300,000 shares of Class A Common Stock during any 12-month period. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to Awards hereunder qualify as performance-based compensation under Section 162(m) of the Code. The limitation under this Section 3(e) shall be subject to adjustment under
    Section 7 hereof, but only to the extent permitted under Section 162(m) of the Code.

         SECTION 4.  STOCK SUBJECT TO PLAN.

         (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 2,000,000, subject to adjustment as provided in Section 7 hereof; provided, however, that adjustments pursuant to Section 7 shall be limited to those that will not adversely affect the status of options as Incentive Stock Options under Section 422 of the Code.

         (b) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) granted under this Plan shall not exceed 2,000,000 subject to adjustment as provided in Section 7 hereof.

         (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

              (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

             (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

             (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

         SECTION 5. DURATION OF PLAN. Awards shall not be granted under this Plan after April 30, 2006. Although Common Shares may be issued after April 30, 2006 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after April 30, 2016.

         SECTION 6.  ADMINISTRATION OF PLAN.

         (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

         (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

              (ii) determine which persons are Employees and to which of such Employees, if any, Awards shall be granted hereunder;

             (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

              (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

               (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

          SECTION 7. ADJUSTMENTS. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan as provided in
Section 4 hereof, and (c) the maximum number of Common Shares for which options may be granted during any one calendar year, as provided in Section 3(e) hereof. Notwithstanding the foregoing, no such adjustment shall be made in connection with a distribution of rights to purchase shares of the Company's common stock if such distribution is being made pursuant to Section
6.9 of that certain Stock Purchase Agreement dated as of December 8, 1995 between the Company and Airline Investors Partnership, L.P.

         SECTION 8. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

         SECTION 9. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of May 1, 1996, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the outstanding voting securities of the Company at a meeting duly held in accordance with the laws of the State of Hawaii.

                                    APPENDIX B

                              HAWAIIAN AIRLINES, INC.
                    1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         SECTION 1. PURPOSE OF PLAN. The purpose of this 1996 Nonemployee Director Stock Option Plan (this "Plan") of Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), is to encourage ownership in the Company by directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as directors, and to provide those individuals with an incentive to work for the best interests of the Company and its shareholders.

         SECTION 2. PERSONS ELIGIBLE UNDER PLAN. Any member of the Board of Directors of the Company (the "Board") who is not an employee of the Company (a "Nonemployee Director") shall be eligible to receive Options (as hereinafter defined) pursuant to this Plan.

         SECTION 3.  TERMS OF OPTIONS.

         (a) As used herein, an "Option" shall mean an option to purchase one share of the Company's Common Stock, par value $.01 per share (a "Common Share"), subject to adjustment pursuant to the terms hereof. Each Option shall have the following additional terms:

              (i) it shall be exercisable in full six months and one day after the date on which such Option is granted (the "Date of Grant"); PROVIDED, HOWEVER, that any Option that is not then otherwise exercisable shall become exercisable immediately prior to a reorganization, merger or consolidation that would cause such Option to terminate pursuant to
    Section 3(d)(ii);

              (ii) it shall expire upon the first to occur of (A) the second anniversary of the date upon which the optionee shall cease to be a Nonemployee Director, or (B) the tenth anniversary of the Date of Grant of such Option; and

              (iii) it shall have an exercise price equal to the greater of (A) the Fair Market Value on the Date of Grant of such Option or (B) the par value of a Common Share on the Date of Grant.

         (b) Payment of the exercise price of any Option and the optionee's tax withholding obligation, if any, with respect to such Option shall be made in full in cash concurrently with the exercise of such Option; PROVIDED, HOWEVER, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following:

              (i) the delivery of previously owned shares of capital stock of the Company, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property; or

              (ii) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Securities Exchange Act of 1934, as amended, of a properly executed exercise notice for such Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such Option.

         (c) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date on the American Stock Exchange (or such other exchange or interdealer quotation system on which the Common Shares or such other security are then listed or quoted) or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the closing bid and asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date as furnished by a professional market maker, selected by the Board, making a market in the Common Shares or such other security.

         (d) All outstanding Options shall terminate upon the first to occur of the following:

              (i)  the dissolution or liquidation of the Company;

              (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Options are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that such Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Nonemployee Directors would have been entitled had they exercised such Options immediately prior to such reorganization, merger or consolidation; or

              (iii) the sale of all or substantially all of the property and assets of the Company.

         (e) Each Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

         (f)  Options are not intended to qualify as "Incentive Stock Options."

         SECTION 4. AWARDS. From time to time the Board may grant to any Nonemployee Director such number of Options as the Board may determine. Each grant of Options hereunder shall be evidenced by an agreement between the Company and the recipient of such Options.

         SECTION 5.  STOCK SUBJECT TO PLAN.

         (a) The aggregate number of Common Shares issued and issuable pursuant to all Options granted under this Plan shall not exceed 500,000 subject to adjustment as provided in Section 8 hereof.

         (b) For purposes of Section 5(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

              (i) the number of Common Shares that were issued prior to such time pursuant to the exercise of Options, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of Options and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

              (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to the exercise of Options but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such exercise or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

              (iii) the maximum number of Common Shares issuable at or after such time pursuant to Options granted under this Plan prior to such time and not exercised as of such time.

         SECTION 6. DURATION OF PLAN. Options shall not be granted under this Plan after November 1, 2006. Although Common Shares may be issued after November 1, 2006 pursuant to the exercise of Options granted prior to such date, no Common Shares shall be issued under this Plan after November 1, 2016.

         SECTION 7. ADMINISTRATION OF PLAN. This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

         (a) adopt, amend and rescind rules and regulations relating to this Plan;

         (b) determine the terms and conditions of the Options, other than the terms and conditions specified in Section 3 hereof;

         (c) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

         (d) interpret and construe this Plan and the terms and conditions of all Options granted hereunder.

         SECTION 8. ADJUSTMENTS. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Board shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may be acquired pursuant to Options theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan as provided in Section 5 hereof.

         SECTION 9. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

         SECTION 10. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of November 1, 1996, the date upon which it was approved by the Board.

PROXY

                              HAWAIIAN AIRLINES, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              FOR THE MAY 22, 1997
                          ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints Paul J. Casey, John L. Garibaldi, Clarence K. Lyman and Rae A. Capps, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Hawaiian Airlines, Inc. (the "Company") held of record by the undersigned on April 8, 1997, at the 1997 Annual Meeting of Shareholders of the Company to be held on May 22, 1997 at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room at 10:00 a.m., Hawaii standard time, and at any and all adjournments or postponements thereof, as herein specified upon the proposals listed herein and described in the Proxy Statement for the meeting and in his or her discretion upon any other matter that may properly come before the meeting. The Board of Directors has proposed the matters set forth below for the vote of the shareholders of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3


1.  Election of Directors.
    FOR all nominees listed below                WITHHOLD AUTHORITY
    (except as marked to the contrary below)     for all nominees listed below

        Election of the following nominees as directors: John W. Adams, Paul J. Casey, Todd G. Cole, Richard F. Conway, Robert C. Coo, Carol A. Fukunaga, William Boyce Lum, Richard K. Matros, Reno F. Morella, Samson Poomaihealani and Edward Z. Safady

(INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through the nominee's name in the list above.)

             Please mark your votes as indicated in this example /X/

2.  Ratification of amendments to the 1996 Stock Incentive Plan

            / /  FOR      / /  AGAINST      / / ABSTAIN

3.  Approval of 1996 Nonemployee Director Stock Option Plan

            / /  FOR      / /  AGAINST      / / ABSTAIN


4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


    THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 LISTED ABOVE AND IN THE DISCRETION OF THE PROXY HOLDER ON MATTERS DESCRIBED IN
ITEM 4.

                        IMPORTANT: Please sign your name or names exactly as stenciled on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

                         ___________________________________________________
                                               SIGNATURE

                         ___________________________________________________
                                               SIGNATURE

                         DATE:  ______________________________________, 1997


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.